SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2006, Peet's Coffee & Tea, Inc. (the "Company"), announced via press release its preliminary financial results for its third quarter ended October 1, 2006 and conducted a publicly-available conference call discussing those preliminary results. As stated in the press release, the preliminary third quarter results and 2006 and 2007 earnings forecasts included in the release are subject to adjustment to reflect any change in the accounting for stock options that may result from the review of the Company's past stock option granting practices described below.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the liabilities of that section. The information in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 6, 2006, based on preliminary information reported by the Option Review Committee described below, the Company’s Audit Committee concluded that the Company will most likely need to restate its historical financial statements to record additional non-cash stock-based compensation expense related to stock option grants as a result of errors in recording the measurement date for certain stock option grants. Accordingly, the Company advises that its financial statements and related communications for periods commencing on or after January 1, 1996, and any related reports of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, should not be relied upon. The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with Deloitte & Touche LLP.

Any additional stock-based compensation expense recorded will have the effect of decreasing reported income or increasing reported loss from operations and decreasing the reported retained earnings figures contained in the Company’s historical financial statements for the periods noted above. As the review is ongoing, the Company cannot at this time reasonably estimate the amount of any such charges, the resulting tax and accounting impact, or which periods may require restatement. The Company does not expect that the anticipated restatements will have any impact on its historical revenues or cash position for any period.

The Company intends to file any necessary restated financial statements as soon as practicable but will not do so until after the completion of the review of past stock option granting practices described below.

SECTION 8 - Other Events

Item 8.01 Other Events.

The Company also announced that an Option Review Committee consisting of two independent members of its Board of Directors is conducting a voluntary review of the Company's stock option practices covering the period from 1996 through the current fiscal year. The Option Review Committee is conducting this review with the assistance of outside legal counsel and accounting advisors. The committee, on the Company’s behalf, has voluntarily contacted the Securities and Exchange Commission staff to inform them about the ongoing review.

At this point, the Option Review Committee has not completed its factual investigation or reached any conclusions. The Company does not expect to announce final financial results for the third quarter until the Option Review Committee has completed its review. At this time, the Company does not expect to file its Form 10-Q for the third quarter by the November 13, 2006 due date.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: November 7, 2006	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 7, 2006